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                         CONSENT OF PRICE WATERHOUSE LLP

                                                                 Exhibit 23
                                                                 ----------

                    LEWIS GALOOB TOYS, INC. AND SUBSIDIARIES

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of this Registration Statement on Form S-8 (No. 33-09393, No. 33-29900, No. 33-56585, No. 33-56587, No. 33-
     56589 and 33-62083) of Lewis Galoob Toys, Inc. and its subsidiaries of our report dated February 8, 1996, except for Note R, which is as of February 12, 1996, appearing on page F-1 of this Form 10-K.


     /s/ Price Waterhouse LLP
     San Francisco, California
     March 8, 1996


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